Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER


      This Agreement and Plan of Merger (this "Agreement") is entered into as of December 17, 2002, by and among Manhattan Pharmaceuticals, Inc., a company duly organized and existing under the laws of the State of Delaware, having a place of business located at 787 Seventh Avenue, 48th Floor, New York, New York 10019 ("Manhattan"), Atlantic Technology Ventures, Inc., a company duly organized and existing under the laws of the State of Delaware, having a place of business located at 350 Fifth Avenue, Suite 5507, New York, New York 10118 ("Atlantic"), and Manhattan Pharmaceuticals Acquisition Corp., a company duly organized and existing under the laws of the State of Delaware, having a place of business located at 350 Fifth Avenue, Suite 5507 New York, New York 10118 (hereinafter referred to "MPAC").

                             W I T N E S S E T H

      WHEREAS, the Boards of Directors of Manhattan, Atlantic and MPAC have determined that it is in the best interests of such corporations and their respective stockholders to consummate the merger of MPAC with and into Manhattan with Manhattan as the surviving corporation (the "Merger");

      WHEREAS, Atlantic, as the sole stockholder of MPAC, has approved this Agreement, the Merger and the transactions contemplated by this Agreement pursuant to action taken by written consent in accordance with the requirements of the Delaware General Corporation Law ("DGCL") and the Bylaws of MPAC;

      WHEREAS, pursuant to the Merger, among other things, the outstanding shares of common stock of Manhattan shall be converted into the right to receive upon Closing (as hereinafter defined) and thereafter, the Merger Consideration (as hereinafter defined);

      WHEREAS, the parties to this Agreement intend to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, and intend that the Merger and the transactions contemplated by this Agreement be undertaken pursuant to that plan; and

      WHEREAS, the parties to this Agreement intend that the Merger qualify as a "reorganization," within the meaning of Section 368(a) of the Code, and that Atlantic, MPAC and Manhattan will each be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Merger.

      NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:


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

                                  ARTICLE I
                                 DEFINITIONS

      As used herein, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

      "Affiliate" has the meaning as defined in Rule 12b-2 promulgated under the Exchange Act, as such regulation is in effect on the date hereof.

      "Atlantic Common Stock" shall mean the common stock, par value $.001 per share, of Atlantic.

      "Atlantic 10-K Reports" shall have the meaning ascribed thereto in Section 4.4.

      "Atlantic 10-Q Reports" shall have the meaning ascribed thereto in Section 4.4.

      "Atlantic Proposals" has the meaning ascribed thereto in Section 6.9.

      "Certificate of Merger" shall mean the certificate of merger in substantially the form attached hereto as Exhibit A.

      "Code" has the meaning ascribed thereto in the preambles to this Agreement.

      "Copyrights" has the meaning ascribed thereto in Section 3.20(a).

      "Delaware General Corporation Law" or "DGCL" shall mean Title 8, Chapter 1 of the Delaware Code, as amended.

      "Effective Date" shall have the meaning as set forth in Section 2.1(e) hereof.

      "Effective Time" shall have the meaning ascribed thereto in Section 2.1(e) hereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law and the regulations thereunder.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Exchange Ratio" means the quotient resulting from dividing (A) four (4) times the number of shares of Atlantic Common Stock outstanding immediately prior to the Effective Time, by (B) the number of shares of Manhattan Common Stock outstanding immediately prior to the Effective Time.

      "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

      "Intellectual Property" has the meaning ascribed thereto in Section
3.20(a).


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

      "Know-How" has the meaning ascribed thereto in Section 3.20(a).

      "Knowledge" means, with respect to an individual, that such individual is actually aware of a particular fact or other matter, with no obligation to conduct any inquiry or other investigation to determine the accuracy of such fact or other matter. A person other than an individual shall be deemed to have Knowledge of a particular fact or other matter if the officers, directors or other management personnel of such person had Knowledge of such fact or other matter.

      "Manhattan Common Stock" means the common stock, par value $.001, of Manhattan.

      "Material Adverse Effect" shall, with respect to an entity, mean a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis.

      "Merger" shall have the meaning ascribed thereto in the preambles of this Agreement.

      "Merger Consideration" means the shares of Atlantic Common Stock issuable in connection with the Merger to the holders of Manhattan Common Stock based on the Exchange Ratio.

      "Patents" has the meaning ascribed thereto in Section 3.20(a).

      "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental authority or other entity.

      "Proxy Statement" shall have the meaning ascribed thereto in Section 6.4.

      "Requisite Manhattan Stockholder Vote" shall have the meaning ascribed thereto in Section 3.2.

      "Requisite Atlantic Stockholder Votes" shall have the meaning ascribed thereto in Section 4.2.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Subsidiary" shall, with respect to any entity, mean each corporation in which such entity owns directly or indirectly fifty percent (50%) or more of the voting securities of such corporation and shall, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such entity.

      "Surviving Company" shall have the meaning ascribed thereto in Article II.

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

      "Tax or Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, workers' compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

      "Trademarks" has the meaning ascribed thereto in Section 3.20(a).

                                  ARTICLE II
                                    MERGER

      Subject to the satisfaction or waiver of the conditions set forth in
Article VII, at the Effective Time, (i) MPAC will merge with and into Manhattan, and (ii) Manhattan will become a wholly-owned subsidiary of Atlantic. The term "Surviving Company" as used herein shall mean Manhattan, as a wholly-owned subsidiary of Atlantic after giving effect to the Merger. The Merger will be effected pursuant to the Certificate of Merger in accordance with the provisions of, and with the effect provided in, Section 251 of the DGCL.

      2.1   Effects of Merger.

            (a) From and after the Effective Time and until further amended in accordance with law, (i) the Certificate of Incorporation of Manhattan as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Company, and (ii) the Bylaws of Manhattan as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company.

            (b) Atlantic, Manhattan and MPAC, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the DGCL at the Effective Time. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either Manhattan or MPAC, the officers of the Surviving Company are fully authorized in the name of Atlantic, Manhattan and MPAC or otherwise to take, and shall take, all such lawful and necessary action.

            (c) Subject to the provisions of Articles VII and VIII hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place at such location, on such date (the "Closing Date") and at such time as Manhattan and Atlantic mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in Article VII, but in no event later than ten (10) business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed by the parties hereto. On the Closing Date, to effect the Merger, the parties hereto will cause the Certificate of Merger to be filed with the Delaware Secretary of State in accordance with the DGCL. The Merger shall be effective when

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

the Certificate of Merger is filed with the Delaware Secretary of State (the "Effective Time"). As used herein, the term "Effective Date" shall mean the date on which the Certificate of Merger is filed with the Delaware Secretary of State.

      2.2 Effect on Manhattan Capital Stock and MPAC Capital Stock. To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time:

            (a) Each issued and outstanding share of Manhattan Common Stock immediately prior to the Effective Time (other than shares to be extinguished pursuant to this Section 2.2 and Dissenting Shares as defined in Section 2.5 below) shall be converted into and exchangeable for such number of fully paid and non-assessable shares of Atlantic Common Stock equal to the Exchange Ratio, and Atlantic shall issue to each holder of Manhattan Common Stock (other than holders of shares extinguished pursuant to this Section 2.2 and Dissenting Shares) the number of shares of Atlantic Common Stock equal to the number of shares of Manhattan Common Stock held by such stockholder multiplied by the Exchange Ratio, rounded to the nearest whole share;

            (b) All shares of Manhattan Common Stock held at the Effective Time by Manhattan as treasury stock will be canceled and no payment will be made with respect to those shares;

            (c) All outstanding options and warrants to purchase shares of Manhattan Common Stock outstanding immediately prior to the Effective Time shall convert to the right to purchase the same number of shares of Atlantic Common Stock based on the Exchange Ratio as the holder thereof would have been entitled to receive if such option or warrant had been exercised immediately prior to the Effective Time, except that any fractional shares of Atlantic Common Stock subject to any such converted option or warrant must be rounded to the nearest share; and the exercise price per share of Atlantic Common Stock under each such converted option or warrant will be equal to the quotient obtained by dividing the exercise price per share of Manhattan Common Stock under each outstanding Manhattan option or warrant by the Exchange Ratio, except that the exercise price under each converted option or warrant must be rounded to the nearest cent;

            (d) Each share of Manhattan Common Stock issued and outstanding immediately prior to the Effective Time and owned by MPAC or Atlantic, if any, shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

            (e) All issued and outstanding shares of common stock, $0.01 par value per share, of MPAC held by Atlantic immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Company.

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

      2.3 Rights of Holders of Manhattan Capital Stock.

            (a) On and after the Effective Date and until surrendered for exchange, each outstanding stock certificate that immediately prior to the Effective Date represented shares of Manhattan Common Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to Section 2.2) shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of Atlantic Common Stock into which such shares of Manhattan Common Stock shall have been converted pursuant to Section 2.2(a) above. The record holder of each such outstanding certificate representing shares of Manhattan Common Stock, shall, after the Effective Date, be entitled to vote the shares of Atlantic Common Stock into which such shares of Manhattan Common Stock shall have been converted on any matters on which the holders of record of the Atlantic Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters relating to such certificates of Manhattan Common Stock, Atlantic may rely conclusively upon the record of stockholders maintained by Manhattan containing the names and addresses of the holders of record of Manhattan Common Stock on the Effective Date.

            (b) On and after the Effective Date, Atlantic shall reserve a sufficient number of authorized but unissued shares of Atlantic Common Stock for issuance in connection with (i) the conversion of Manhattan Common Stock into Atlantic Common Stock and (ii) the exercise of all options and warrants to purchase shares of Manhattan Common Stock outstanding immediately prior to the Effective Time.

      2.4 Procedure for Exchange of Manhattan Common Stock.

            (a) After the Effective Time, holders of certificates theretofore evidencing outstanding shares of Manhattan Common Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to Section 2.2), upon surrender of such certificates to the registrar or transfer agent for Atlantic Common Stock, shall be entitled to receive certificates representing the number of whole shares of Atlantic Common Stock into which shares of Manhattan Common Stock theretofore represented by the certificates so surrendered shall have been converted as provided in Section 2.2(a) hereof. Atlantic shall not be obligated to deliver the Merger Consideration to which any former holder of shares of Manhattan Common Stock is entitled until such holder surrenders the certificate or certificates representing such shares. Upon surrender, each certificate evidencing Manhattan Common Stock shall be canceled. If there is a transfer of Manhattan Common Stock ownership which is not registered in the transfer records of Manhattan, a certificate representing the proper number of shares of Atlantic Common Stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if: (x) upon presentation to the Secretary of Atlantic, such certificate shall be properly endorsed or otherwise be in proper form for transfer, (y) the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Atlantic Common Stock to a person other than the registered holder of such certificate or establish to the reasonable satisfaction of Atlantic that such tax has been paid or is not applicable, and (z) the issuance of such Atlantic Common Stock shall not, in the sole discretion of Atlantic, violate the requirements of the Regulation D "safe harbor" of the Securities Act with respect to the private placement of Atlantic Common Stock that will result from the Merger.

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

            (b) All shares of Atlantic Common Stock issued upon the surrender for exchange of Manhattan Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Manhattan Common Stock.

            (c) No holder surrendering a certificate representing shares of Manhattan Common Stock will be issued in exchange a certificate representing other than a whole number of shares of Atlantic Common Stock.

            (d) Any shares of Atlantic Common Stock issued in the Merger will not be transferable except (1) pursuant to an effective registration statement under the Securities Act or (2) upon receipt by Atlantic of a written opinion of counsel reasonably satisfactory to Atlantic to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws. Restrictive legends must be placed on all certificates representing shares of Atlantic Common Stock issued in the Merger, substantially as follows:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER CONDITIONS.

      NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS (SUCH FEDERAL AND STATE LAWS, THE "SECURITIES LAWS") OR (B) IF ATLANTIC TECHNOLOGY VENTURES, INC. HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO ATLANTIC TECHNOLOGY VENTURES, INC., TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS."

            (e) In the event any certificate for Manhattan Common Stock shall have been lost, stolen or destroyed, Atlantic shall issue and pay in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of the Atlantic Common Stock and cash for fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Atlantic, in its discretion and as a condition precedent to the issuance and payment thereof, may require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Atlantic or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

      2.5 Dissenting Shares.

            (a) Shares of capital stock of Manhattan held by stockholders of Manhattan who have properly exercised and preserved appraisal rights with respect to those shares in

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

accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into or represent a right to receive shares of Atlantic Common Stock pursuant to Section 2.2(a) above, but the holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to
Section 262 of the DGCL shall receive payment therefor from the Surviving Company in accordance with such laws; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into and represent the right to receive payment from Atlantic of shares of Atlantic Common Stock as provided in Section 2.2(a) above.

            (b) Any payments in respect of Dissenting Shares will be deemed made by the Surviving Company.

      2.6 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and officers of the Surviving Company shall be the persons who were directors of Manhattan immediately prior to the Effective Time and the officers of Manhattan immediately prior to the Effective Time. These directors and officers of the Surviving Company shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of the Surviving Company and applicable law. If, at or after the Effective Time, a vacancy shall exist on the board of directors or in any of the offices of the Surviving Company, such vacancy shall be filled in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Company.

      2.7 Directors and Officers of Atlantic. Immediately after the Effective Time, the board of directors of Atlantic will consist of the following four (4) persons: David M. Tanen, Joshua Kazam, Michael Weiser and Joan Pons. Immediately after the Effective Time, the board of directors of Atlantic will elect the officers of Manhattan immediately prior to the Effective Time as the officers of Atlantic. The initial directors and officers of Atlantic shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of Atlantic and applicable law.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF MANHATTAN

      Manhattan hereby represents and warrants as follows:

      3.1 Organization and Qualification. Manhattan is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted. The copies of the Certificate of Incorporation and Bylaws of Manhattan that have been made available to Atlantic prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date hereof. Manhattan is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except

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

where the failure to be so licensed or qualified would not have a Material Adverse Effect on Manhattan or the Surviving Company.

      3.2 Authority Relative to this Agreement; Non-Contravention. Manhattan has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Manhattan and the consummation by Manhattan of the transactions contemplated hereby have been duly authorized by the Board of Directors of Manhattan and, except for approval of this Agreement and the Merger by the requisite vote of Manhattan's stockholders (the "Requisite Manhattan Stockholder Vote"), no other corporate proceedings on the part of Manhattan are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Manhattan and, assuming it is a valid and binding obligation of Atlantic and MPAC, constitutes a valid and binding obligation of Manhattan enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in Schedule 3.2, Manhattan is not subject to, or obligated under, any provision of (a) its Certificate of Incorporation or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on Manhattan or the Surviving Company. Except for (a) approvals under applicable Blue Sky laws, (b) the filing of the Certificate of Merger with the Secretary of State of Delaware, and (c) such filings, authorizations or approvals as may be set forth in Schedule 3.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Manhattan for the consummation by Manhattan of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Manhattan or the Surviving Company or adversely affect the consummation of the transactions contemplated hereby.

      3.3 Capitalization.

            (a) The authorized, issued and outstanding shares of capital stock of Manhattan as of the date hereof are correctly set forth on Schedule 3.3(a). The issued and outstanding shares of capital stock of Manhattan are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights, and to Manhattan's Knowledge, are free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance or charge of any kind. Other than as described on Schedule 3.3, Manhattan has no other equity securities or securities containing any equity features authorized, issued or

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

outstanding. Except as set forth in Schedule 3.3(a) hereto, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Manhattan and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Manhattan any shares of capital stock or other securities of Manhattan of any kind. Except as set forth on Schedule 3.3, there are no agreements or other obligations (contingent or otherwise) which may require Manhattan to repurchase or otherwise acquire any shares of its capital stock.

            (b) Schedule 3.3(b) contains a list of the names and addresses of the owners of record as of the date of this Agreement of all issued and outstanding shares of Manhattan Common Stock and the number of shares of Manhattan Common Stock each of them holds. Each of the Manhattan stockholders noted in Schedule 3.3(b) as having done so has entered into a voting agreement with Atlantic in the form attached as Exhibit B. Such Manhattan stockholders collectively hold a majority of the outstanding shares of Manhattan Common Stock.

            (c) Manhattan does not own, and is not party to any contract to acquire, any equity securities or other securities of any entity or any direct or indirect equity or ownership interest in any other entity. To Manhattan's Knowledge, there exist no voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Manhattan.

      3.4 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Manhattan, threatened against Manhattan, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

      3.5 No Brokers or Finders. Except as disclosed on Schedule 3.5, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of Manhattan.

      3.6 Tax Matters.

            (a) (i) Manhattan has timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents ("Manhattan Returns"), required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction;
(ii) all such Manhattan Returns are complete and accurate in all material respects; (iii) Manhattan has timely and properly paid (or has had paid on its behalf) all Taxes required to be paid by it; (iv) Manhattan has established on the Manhattan Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable; (v) Manhattan has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties (including without limitation employees) and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws).

            (b) There are no liens for Taxes upon any assets of Manhattan, except liens for Taxes not yet due.

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

            (c) No deficiency for any Taxes has been proposed, asserted or assessed against Manhattan that has not been resolved and paid in full or is not being contested in good faith. Except as disclosed in Schedule 3.6, no waiver, extension or comparable consent given by Manhattan regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. Except as disclosed in Schedule 3.6, there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Manhattan Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Manhattan by any Taxing authority regarding any such Tax audit or other proceeding, or, to the Knowledge of Manhattan, is any such Tax audit or other proceeding threatened with regard to any Taxes or Manhattan Returns. Manhattan does not expect the assessment of any additional Taxes of Manhattan for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of Manhattan which would exceed the estimated reserves established on its books and records.

            (d) Except as set forth on Schedule 3.6, Manhattan is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by Manhattan not to be deductible (in whole or in part) under Section 280G of the Code. Manhattan is not liable for Taxes of any other person, and is not currently under any contractual obligation to indemnify any person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by Manhattan with respect to Taxes. Manhattan is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Manhattan has not agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income.
Schedule 3.6 contains a list of all jurisdictions in which Manhattan is required to file any Manhattan Return and no claim has ever been made by a taxing authority in a jurisdiction where Manhattan does not currently file Manhattan Returns that Manhattan is or may be subject to taxation by that jurisdiction. There are no advance rulings in respect of any Tax pending or issued by any Taxing authority with respect to any Taxes of Manhattan. Manhattan has not entered into any gain recognition agreements under Section 367 of the Code and the regulations promulgated thereunder. Manhattan is not liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income tax purposes. Manhattan has not filed or been included in a combined, consolidated or unitary Tax return (or the substantial equivalent thereof) of any person.

            (e) Manhattan has been neither a "distributing corporation" nor a "controlled corporation" (within the meaning of Section 355 of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

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

            (f) Except as set forth on Schedule 3.6, Manhattan has not requested any extension of time within which to file any Manhattan Return, which return has not since been filed.

      3.7   Contracts and Commitments.  Contracts and Commitments.

            (a) Schedule 3.7 hereto lists the following agreements, whether oral or written, to which Manhattan is a party, which are currently in effect, and which relate to the operation of Manhattan's business: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal;
(iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person; (vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of Manhattan Common Stock or the election of directors of Manhattan; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of Manhattan; (ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which Manhattan is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $10,000; (xi) lease or agreement under which Manhattan is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $10,000; (xii) contract which prohibits Manhattan from freely engaging in business anywhere in the world; (xiii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by Manhattan in connection with the intellectual property rights listed in Schedule 3.20(b) hereto; (xiv) contract or commitment for capital expenditures in excess of $10,000; (xv) agreement for the sale of any capital asset; or (xvi) other agreement which is either material to Manhattan's business or was not entered into in the ordinary course of business.

            (b) To Manhattan's Knowledge, Manhattan has performed all obligations required to be performed by it in connection with the contracts or commitments required to be disclosed in Schedule 3.7 hereto and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; Manhattan has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption; and Manhattan has no Knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

      3.8 Affiliate Transactions. Except as set forth in Schedule 3.8 hereto, and other than pursuant to this Agreement, no officer, director or employee of Manhattan, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent of the stock of which is beneficially owned by any of such persons) (collectively "Manhattan Insiders"), has any agreement with Manhattan (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Manhattan (other than ownership of capital stock of

Manhattan). Except as set forth on Schedule 3.8, Manhattan is not indebted to any Manhattan Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no Manhattan Insider is indebted to Manhattan (except for cash advances for ordinary business expenses). None of the Manhattan Insiders has any direct or indirect interest in any competitor, supplier or customer of Manhattan or in any person, firm or entity from whom or to whom Manhattan leases any property, or in any other person, firm or entity with whom Manhattan transacts business of any nature. For purposes of this Section 3.8, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

      3.9 Compliance with Laws; Permits.

            (a) Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Manhattan or the Surviving Company, Manhattan and its officers, directors, agents and employees have complied with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, and no claims have been filed against Manhattan, and Manhattan has not received any notice, alleging a violation of any such laws, regulations or other requirements. Manhattan is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Atlantic after it acquires Manhattan's properties, assets and business.

            (b) Manhattan has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct its business and operate its properties (collectively, the "Manhattan Permits"). A true, correct and complete list of all the Manhattan Permits is set forth in Schedule 3.9 hereto. To the Knowledge of Manhattan, Manhattan has conducted its business in compliance with all material terms and conditions of the Manhattan Permits, except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Manhattan or the Surviving Company.

      3.10 Financial Statements. Manhattan has made available to Atlantic audited balance sheets of Manhattan as of December 31, 2001 and as of September 30, 2002, and the related audited statements of income, changes in stockholders' equity, and cash flows of Manhattan for the periods then ended (the "Manhattan Financial Statements"). The Manhattan Financial Statements have been prepared in accordance with GAAP consistently applied with past practice (except in each case as described in the notes thereto) and on that basis present fairly, in all material respects, the financial position and the results of operations, changes in stockholders' equity, and cash flows of Manhattan as of the date of and for the period referred to in the Manhattan Financial Statements.

      3.11 Books and Records. The books of account, minute books, stock record books, and other records of Manhattan, complete copies of which have been made available to Atlantic, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on

Manhattan or the Surviving Company. At the Closing, all of Manhattan's records will be in the possession of Manhattan.

      3.12 Real Property. Manhattan does not own any real property. Schedule
3.12 contains an accurate list of all leaseholds and other interests of Manhattan in any real property. Manhattan has good and valid title to those leaseholds and other interests free and clear of all liens and encumbrances, and the real property to which those leasehold and other interests pertain constitutes the only real property used in Manhattan's business.

      3.13 Insurance. The insurance policies owned and maintained by Manhattan that are material to Manhattan are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that Manhattan is not currently required, but may in the future be required, to pay with respect to any period ending prior to the date of this Agreement), and Manhattan has received no notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

      3.14 No Undisclosed Liabilities. Except as reflected in the audited balance sheet of Manhattan at September 30, 2002 (the "Manhattan Latest Balance Sheet"), Manhattan has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise except (i) liabilities which have arisen after the date of the Manhattan Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) as otherwise set forth in Schedule 3.14.

      3.15 Environmental Matters. None of the operations of Manhattan involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

      3.16 Absence of Certain Developments. Except as set forth in Schedule 3.16 or as disclosed in the Manhattan Financial Statements or as otherwise contemplated by this Agreement, since September 30, 2002, Manhattan has conducted its business only in the ordinary course consistent with past practice and there has not occurred (i) any event having a Material Adverse Effect on Manhattan or the Surviving Company, (ii) any event that would reasonably be expected to prevent or materially delay the performance of Manhattan's obligations pursuant to this Agreement, (iii) any material change by Manhattan in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of Manhattan or any redemption, purchase or other acquisition of any of Manhattan's securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan of Manhattan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Manhattan, (vi) other than issuances of options pursuant to duly adopted option plans, any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by Manhattan, (vii) any amendment to the Certificate of Incorporation or Bylaws of Manhattan, (viii) other than in the ordinary course of business consistent with past practice, any (w) capital expenditures by Manhattan, (x) purchase, sale, assignment or transfer of any material assets by Manhattan, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of Manhattan, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on Manhattan or the Surviving Company, or (z) cancellation, compromise, release or waiver by Manhattan of any rights of material value or any material debts or claims, (ix) any incurrence by Manhattan of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Manhattan, (xi) entry into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice, (xii) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which Manhattan is a party or by which it is bound, (xiii) entry by Manhattan into any loan or other transaction with any officers, directors or employees of Manhattan, (xiv) any charitable or other capital contribution by Manhattan or pledge therefore, (xv) entry by Manhattan into any transaction of a material nature other than in the ordinary course of business consistent with past practice, or (xvi) any negotiation or agreement by the Manhattan to do any of the things described in the preceding clauses (i) through (xv).

      3.17 Employee Benefit Plans. (a) Schedule 3.17(a) lists all material (i) "employee benefit plans," within the meaning of Section 3(3) of ERISA, of Manhattan, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of Manhattan, in the case of a plan described in (i) or (ii) above, that is currently maintained by Manhattan or with respect to which Manhattan has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect (the "Manhattan Plans"). Manhattan has heretofore made available to Atlantic true and complete copies of the Manhattan Plans and any amendments thereto, any related trust, insurance contract, summary plan description, and, to the extent required under ERISA or the Code, the most recent annual report on Form 5500 and summaries of material modifications.

            (b) No Manhattan Plan is (1) a "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (2) a "multiple employer plan" within the meaning of Section 3(40) of ERISA or Section 413(c) of the Code, or
(3) is subject to Title IV of ERISA or Section 412 of the Code.

            (c) Except as set forth in Schedule 3.17(c), there is no proceeding pending or, to Manhattan's Knowledge, threatened against the assets of any Manhattan Plan or, with respect to any Manhattan Plan, against Manhattan other than proceedings that would not reasonably be expected to result in a material liability, and to Manhattan's Knowledge there is no proceeding pending or threatened in writing against any fiduciary of any Manhattan Plan other than proceedings that would not reasonably be expected to result in a material liability.

            (d) Each of the Manhattan Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

            (e) Each of the Manhattan Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination, notification, or opinion letter from the IRS.

            (f) Except as set forth in Schedule 3.17(f), no director, officer, or employee of Manhattan will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) under any Manhattan Plan solely as a result of consummation of the transactions contemplated by this Agreement.

      3.18 Employees.

            (a) Schedule 3.18 lists the following information for each employee and each director of Manhattan as of the date of this Agreement, including each employee on leave of absence or layoff status: (1) name; (2) job title; (3) current annual base salary or annualized wages; (4) bonus compensation earned during 2001; (5) vacation accrued and unused; (6) service credited for purposes of vesting and eligibility to participate under Manhattan Plans; and (7) the number of shares of Manhattan Common Stock beneficially owned by each such employee. Schedule 3.18 also lists the following information for each consultant or advisory board member of Manhattan, as of the date of this Agreement: (x) name; (y) services performed in 2001 and 2002; and (z) compensation received from Manhattan with respect to services performed in 2001 and 2002.

            (b) Except as otherwise set forth in Schedule 3.18, or as contemplated by this Agreement, to the Knowledge of Manhattan, (i) neither any executive employee of Manhattan nor any group of Manhattan's employees has any plans to terminate his, her or its employment; (ii) Manhattan has no material labor relations problem pending and its labor relations are satisfactory; (iii) there are no workers' compensation claims pending against Manhattan nor is Manhattan aware of any facts that would give rise to such a claim; (iv) to the Knowledge of Manhattan, no employee of Manhattan is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Manhattan; and (v) no employee or former employee of Manhattan has any claim with respect to any intellectual property rights of Manhattan set forth in Schedule 3.20(b) hereto.

      3.19 Proprietary Information and Inventions. Each current Manhattan employee, consultant, and advisory board member is party to either a non-disclosure agreement in the form attached as Schedule 3.19 or other agreement relating to employment with Manhattan and containing comparable non-disclosure provisions. To Manhattan's Knowledge, no current or former Manhattan employee, consultant or advisory board member who is party to a non-disclosure agreement has breached that non-disclosure agreement. To Manhattan's Knowledge, no current Manhattan employee, consultant or advisory board member who is party to an alternative employment agreement with Manhattan has breached the non-disclosure provisions of that agreement.

      3.20 Intellectual Property. (a) Except as set forth in Schedule 3.20(a), Manhattan owns or has valid and enforceable licenses to use all of the following used in or necessary to conduct its business as currently conducted (collectively, the "Manhattan Intellectual Property"):

            (1) patents (including any registrations, continuations, continuations in part, renewals, and any applications for any of the foregoing) (collectively, "Patents");

            (2) registered and unregistered copyrights and copyright applications (collectively, "Copyrights");

            (3) registered and unregistered trademarks, service marks, trade names, slogans, logos, designs and general intangibles of the like nature, together with all registrations and applications therefor (collectively, "Trademarks");

            (4) trade secrets, confidential or proprietary technical information, know-how, designs, processes, research in progress, inventions and invention disclosures (whether patentable or unpatentable) (collectively, "Know-How");

            (5) software (together with Patents, Copyrights, Trademarks, and Know-How, "Intellectual Property").

            (b) Set forth on Schedule 3.20(b) is a complete and accurate list of all Patents, Trademarks, registered or material Copyrights and software owned or licensed by Manhattan. Schedule 3.20(b) sets forth a complete and accurate list of all Persons from which or to which Manhattan licenses any material Intellectual Property.

            (c) Manhattan is the sole and exclusive owner of the Manhattan Intellectual Property its purports to own, free and clear of all liens and encumbrances and free of all licenses except those set forth in Schedule 3.20(c) and licenses relating to off-the-shelf software having a per-application acquisition price of less than $5,000. No Copyright registration, Trademark registration, or Patent set forth in Schedule 3.20(b) has lapsed, expired or been abandoned or cancelled, or is subject to any pending or, to Manhattan's Knowledge, threatened opposition or cancellation proceeding in any country.

            (d) Except as set forth in Schedule 3.20(d), to Manhattan's Knowledge (1) neither the conduct of Manhattan's business nor the manufacture, marketing, licensing, sale, distribution or use of its products or services infringes upon the proprietary rights of any Person, and (2) there are no infringements of the Manhattan Intellectual Property by any Person. Except as set forth in Schedule 3.20(a) and Schedule 3.20(c), there are no claims pending or, to Manhattan's Knowledge, threatened (1) alleging that Manhattan's business as currently conducted infringes upon or constitutes an unauthorized use or violation of the proprietary rights of any Person, or (2) alleging that the Manhattan Intellectual Property is being infringed by any Person, or (3) challenging the ownership, validity or enforceability of the Manhattan Intellectual Property.

            (e) Manhattan has not entered into any consent agreement, indemnification agreement, forbearance to sue, settlement agreement or cross-licensing arrangement with any

Person relating to the Manhattan Intellectual Property other than as part of the license agreements listed in Schedule 3.20(b) or set forth in Schedule 3.20(c).

            (f) Except as set forth in Schedule 3.20(f), Manhattan is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other contract relating to the Manhattan Intellectual Property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Manhattan or the Surviving Company.

      3.21 Tax-Free Reorganization. Neither Manhattan nor, to Manhattan's Knowledge, any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

      3.22 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Manhattan Common Stock are entitled to cast is the only vote of the holders of any class or series of Manhattan capital stock necessary to approve the Merger.

      3.23 Full Disclosure. The representations and warranties of Manhattan contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which Manhattan has Knowledge that has not been disclosed to Atlantic pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on Manhattan or the Surviving Company or materially adversely affect the ability of Manhattan to consummate in a timely manner the transactions contemplated hereby.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF ATLANTIC AND MPAC

      Atlantic and MPAC hereby represent and warrant to Manhattan as follows:

      4.1 Organization and Qualification. Atlantic and MPAC are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has the requisite corporate power to carry on their respective businesses as now conducted. Each of the Atlantic Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The copies of the Certificate of Incorporation and Bylaws of Atlantic and MPAC which have been made available to Manhattan on or prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date of this Agreement. Each of Atlantic and the Atlantic Subsidiaries is licensed or qualified to do business in every jurisdiction which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Atlantic or any Atlantic Subsidiary.

      4.2 Authority Relative to this Agreement; Non-Contravention. Each of Atlantic and MPAC has the requisite corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder. The execution and delivery of this Agreement by Atlantic and MPAC, and the consummation by Atlantic and MPAC of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Atlantic and MPAC. Except for approval by the Atlantic stockholders of the Atlantic Proposals in accordance with the DGCL and the Atlantic Certificate of Incorporation and Bylaws (collectively, the "Requisite Atlantic Stockholder Votes"), no other corporate proceedings on the part of Atlantic or MPAC are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or will otherwise be sought by Atlantic. This Agreement has been duly executed and delivered by Atlantic and MPAC and, assuming it is a valid and binding obligation of Manhattan, constitutes a valid and binding obligation of Atlantic and MPAC enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in Schedule 4.2, neither Atlantic nor any of the Atlantic Subsidiaries is subject to, nor obligated under, any provision of (a) its Articles or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, nor (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Atlantic or any Atlantic Subsidiaries. Except for (a) approvals under applicable Blue Sky laws, (b) the filing of the Certificate of Merger with the Delaware Secretary of State, and
(c) such filings, authorizations or approvals as may be set forth in Schedule 4.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Atlantic or any Atlantic Subsidiary for the consummation by Atlantic or MPAC of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Atlantic or MPAC.

      4.3   Capitalization.

            (a) The authorized, issued and outstanding shares of capital stock of Atlantic as of the date hereof are correctly set forth on Schedule 4.3(a). The issued and outstanding shares of capital stock of Atlantic are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Other than as described on
Schedule 4.3, Atlantic has no other equity securities or securities containing any equity features authorized, issued or outstanding. Except as set forth in
Schedule 4.3(a) hereto, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Atlantic and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Atlantic any shares of capital stock or other securities of Atlantic of any kind. Except as set forth on Schedule 4.3, there are no agreements or other obligations (contingent or otherwise) which may require Atlantic to repurchase or otherwise acquire any shares of its capital stock.

            (b) To Atlantic's Knowledge, there exist no voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Atlantic.

            (c) The authorized capital of MPAC consists of 1,000 shares of common stock, par value $.01 per share, all of which are issued and outstanding and held of record by Atlantic as of the date hereof. The issued and outstanding shares of capital stock of MPAC are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as disclosed on Schedule 4.3(c), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating MPAC to issue, sell, purchase or redeem any shares of its capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock

      4.4 Exchange Act Reports. Prior to the date of this Agreement, Atlantic has delivered or made available to Manhattan complete and accurate copies of (a) Atlantic's Annual Reports on Form 10-KSB (as amended) for the years ended December 31, 1999, 2000 and 2001 (the "Atlantic 10-K Reports") as filed with the SEC, (b) all Atlantic proxy statements and annual reports to stockholders used in connection with meetings of Atlantic stockholders held since January 1, 2000, other than the Proxy Statement (the "Atlantic Proxy Statements"); (c) Atlantic's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, respectively (the "Atlantic 10-Q Reports"), as filed with the SEC; and (d) all current reports on Form 8-K filed with the SEC after December 31, 2001 (the "Atlantic 8-K Reports," and together with the Atlantic 10-K Reports, Atlantic Proxy Statements and Atlantic 10-Q Reports, the "Atlantic SEC Filings"). As of their respective dates or as subsequently amended prior to the date hereof, each of the Atlantic SEC Filings (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC. Since January 1, 2001, Atlantic has filed in a timely manner all reports that it was required to file with the SEC pursuant to Section 13(a), 14(a), 14(c) and 15(d) of the Exchange Act. The financial statements (including footnotes thereto) included in or incorporated by reference into the Atlantic 10-K Reports and the Atlantic 10-Q Reports were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein) and fairly present, in all material respects, the financial condition of Atlantic as of the dates thereof and results of operations for the periods referred to therein.

      4.5 Subsidiaries. Schedule 4.5 correctly sets forth the name and jurisdiction of incorporation of each subsidiary of Atlantic (each a "Atlantic Subsidiary" and collectively, the "Atlantic Subsidiaries"). Except as disclosed on Schedule 4.5, all of the issued and outstanding shares of capital stock of each Atlantic Subsidiary are owned directly by Atlantic free and clear of any option, lien, pledge, security interest, encumbrance or charge of any kind. All of the outstanding shares of capital stock of each Atlantic Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in Schedule 4.5,

Atlantic does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity.

      4.6 Absence of Certain Developments. Except as set forth in Schedule 4.6 or as disclosed in the Atlantic SEC Filings or as otherwise contemplated by this Agreement, since September 30, 2002, Atlantic and each Atlantic Subsidiary have conducted their business only in the ordinary course consistent with past practice and there has not occurred (i) any event having a Material Adverse Effect on Atlantic or any Atlantic Subsidiary, (ii) any event that would reasonably be expected to prevent or materially delay the performance of Atlantic's obligations pursuant to this Agreement, (iii) any material change by Atlantic or any Atlantic Subsidiary in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of Atlantic or any Atlantic Subsidiary or any redemption, purchase or other acquisition of any of Atlantic's or any of Atlantic Subsidiary's securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan of Atlantic or any Atlantic Subsidiary, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Atlantic or any Atlantic subsidiary, (vi) other than issuances of options pursuant to duly adopted option plans, any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by Atlantic and any Atlantic Subsidiary, (vii) any amendment to the Certificate of Incorporation or Bylaws of Atlantic or any Atlantic Subsidiary, (viii) other than in the ordinary course of business consistent with past practice, any (w) capital expenditures by Atlantic or any Atlantic Subsidiary, (x) purchase, sale, assignment or transfer of any material assets by Atlantic or any Atlantic Subsidiary, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of Atlantic or any Atlantic Subsidiary, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on Atlantic, or (z) cancellation, compromise, release or waiver by Atlantic or any Atlantic Subsidiary of any rights of material value or any material debts or claims, (ix) any incurrence by Atlantic or any Atlantic Subsidiary of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Atlantic, (xi) entry by Atlantic or any Atlantic Subsidiary into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice, (xii) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which Atlantic or any Atlantic Subsidiary is a party or by which any of them is bound, (xiii) entry by Atlantic or any Atlantic Subsidiary into any loan or other transaction with any officers, directors or employees of Atlantic or any Atlantic Subsidiary, (xiv) any charitable or other capital contribution by Atlantic or any Atlantic Subsidiary or pledge therefore, (xv) entry by Atlantic or any Atlantic Subsidiary into any transaction of a material nature other than in the ordinary course of business consistent with past practice, or (xvi) any negotiation or agreement by the Atlantic or any Atlantic Subsidiary to do any of the things described in the preceding clauses (i) through (xv).

      4.7 Absence of Undisclosed Liabilities. Except as reflected in the unaudited consolidated balance sheet of Atlantic at September 30, 2002 included in Atlantic's Quarterly Report on Form 10-QSB for such period (the "Atlantic Latest Balance Sheet"), Atlantic has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise except (i) liabilities which have arisen after the date of the Atlantic Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) as otherwise set forth in Schedule 4.7 attached hereto.

      4.8 Litigation. Except as set forth in Schedule 4.8, as of the date hereof, there are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Atlantic, threatened against Atlantic, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

      4.9 No Brokers or Finders. Except as disclosed on Schedule 4.9, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of Atlantic.

      4.10 Validity of the Atlantic Common Stock. The shares of Atlantic Common Stock to be issued to holders of Manhattan Common Stock pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

      4.11 Tax Matters.

            (a) (i) Atlantic and each Atlantic Subsidiary has timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents ("Atlantic Returns"), required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) all such Atlantic Returns are complete and accurate in all material respects; (iii) Atlantic and each Atlantic Subsidiary has timely and properly paid (or has had paid on its behalf) all Taxes required to be paid by it; (iv) Atlantic has established on the Atlantic Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable; (v) Atlantic and each Atlantic Subsidiary has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties (including without limitation employees) and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws).

            (b) There are no liens for Taxes upon any assets of Atlantic or any Atlantic Subsidiary, except liens for Taxes not yet due.

            (c) No deficiency for any Taxes has been proposed, asserted or assessed against Atlantic or any Atlantic Subsidiary that has not been resolved and paid in full or is not being contested in good faith. Except as disclosed in
Schedule 4.11, no waiver, extension or comparable consent given by Atlantic or any Atlantic Subsidiary regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. Except as disclosed in
Schedule 4.11, there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Atlantic Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Atlantic or any Atlantic Subsidiary by any Taxing authority regarding any such Tax audit or other proceeding, or, to the Knowledge of Atlantic, is any such Tax audit or other proceeding threatened with regard to any Taxes or Atlantic Returns. Atlantic does not expect the assessment of any additional Taxes of Atlantic or any Atlantic Subsidiary for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of Atlantic or any Atlantic Subsidiary which would exceed the estimated reserves established on its books and records.

             (d) Except as set forth on Schedule 4.11, neither Atlantic nor any Atlantic Subsidiary is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by Atlantic or any Atlantic Subsidiary not to be deductible (in whole or in part) under Section 280G of the Code. Neither Atlantic nor any Atlantic Subsidiary is liable for Taxes of any other person nor is currently under any contractual obligation to indemnify any person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by Atlantic or any Atlantic Subsidiary with respect to Taxes. Neither Atlantic nor any Atlantic Subsidiary is a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Neither Atlantic nor any Atlantic Subsidiary has agreed and is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income. Schedule 4.11 contains a list of all jurisdictions in which Atlantic or any Atlantic Subsidiary is required to file any Atlantic Return and no claim has ever been made by a taxing authority in a jurisdiction where Atlantic or any Atlantic Subsidiary does not currently file Atlantic Returns that Atlantic or any Atlantic Subsidiary is or may be subject to taxation by that jurisdiction. There are no advance rulings in respect of any Tax pending or issued by any Taxing authority with respect to any Taxes of Atlantic or any Atlantic Subsidiary. Neither Atlantic nor any Atlantic Subsidiary has entered into any gain recognition agreements under Section 367 of the Code and the regulations promulgated thereunder. Neither Atlantic nor any Atlantic Subsidiary is liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income tax purposes.

            (c) Atlantic has been neither a "distributing corporation" nor a "controlled corporation" (within the meaning of Section 355 of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

            (d) Except as set forth on Schedule 4.11, neither Atlantic nor any Atlantic Subsidiary has requested any extension of time within which to file any Atlantic Return, which return has not since been filed.

      4.12  Contracts and Commitments.

            (a) Schedule 4.12 hereto lists the following agreements, whether oral or written, to which Atlantic or any Atlantic Subsidiary is a party, which are currently in effect, and which relate to the operation of Atlantic's business, or where applicable, the business of any Atlantic Subsidiary: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan;
(iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal; (iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person; (vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of Atlantic Common Stock or the election of directors of Atlantic; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of Atlantic or any Atlantic Subsidiary; (ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which Atlantic or any Atlantic Subsidiary is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $10,000;
(xi) lease or agreement under which Atlantic or any Atlantic Subsidiary is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $10,000; (xii) contract which prohibits Atlantic or any Atlantic Subsidiary from freely engaging in business anywhere in the world; (xiii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by Atlantic or any Atlantic Subsidiary in connection with the intellectual property rights listed in Schedule 4.13(b) hereto; (xiv) contract or commitment for capital expenditures in excess of $10,000; (xv) agreement for the sale of any capital asset; (xvi) contract with any Atlantic Subsidiary any affiliate thereof which in any way relates to Atlantic (other than for employment on customary terms); or (xvii) other agreement which is either material to Atlantic's business or was not entered into in the ordinary course of business.

            (b) To Atlantic's Knowledge, Atlantic and each Atlantic Subsidiary has performed all obligations required to be performed by them in connection with the contracts or commitments required to be disclosed in Schedule 4.12 hereto and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; Atlantic and each Atlantic Subsidiary, where applicable, have no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption; and Atlantic has no Knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

      4.13  Intellectual Property.

            (a) Except as set forth in Schedule 4.13(a), Atlantic owns or has licenses to use all of the following used in or necessary to conduct its business as currently conducted (collectively, the "Atlantic Intellectual Property"): (i) Patents; (ii) Copyrights; (iii) Trademarks; (iv) Know-How; and
(v) software.

            (b) Set forth on Schedule 4.13(b) is a complete and accurate list of all Patents, Trademarks, registered or material Copyrights and Software owned or licensed by Atlantic. Schedule 4.13(b) sets forth a complete and accurate list of all Persons from which or to which Atlantic licenses any material Intellectual Property.

            (c) Atlantic is the sole and exclusive owner of the Atlantic Intellectual Property its purports to own, free and clear of all liens and encumbrances and free of all licenses except those set forth in Schedule 4.13(c) and licenses relating to off-the-shelf software having a per-application acquisition price of less than $5,000. No Copyright registration, Trademark registration, or Patent set forth in Schedule 4.13(b) has lapsed, expired or been abandoned or cancelled, or is subject to any pending or, to Atlantic's Knowledge, threatened opposition or cancellation proceeding in any country.

            (d) Except as set forth in Schedule 4.13(d), to Atlantic's Knowledge
(1) neither the conduct of Atlantic's business nor the manufacture, marketing, licensing, sale, distribution or use of its products or services infringes upon the proprietary rights of any Person, and (2) there are no infringements of the Atlantic Intellectual Property by any Person. Except as set forth in Schedule 4.13(a) and Schedule 4.13(c), there are no claims pending or, to Atlantic's Knowledge, threatened (1) alleging that Atlantic's business as currently conducted infringes upon or constitutes an unauthorized use or violation of the proprietary rights of any Person, or (2) alleging that the Atlantic Intellectual Property is being infringed by any Person, or (3) challenging the ownership, validity or enforceability of the Atlantic Intellectual Property.

            (e) Atlantic has not entered into any consent agreement, indemnification agreement, forbearance to sue, settlement agreement or cross-licensing arrangement with any Person relating to the Atlantic Intellectual Property other than as part of the license agreements listed in
Schedule 4.13(b) or set forth in Schedule 4.13(c).

            (f) Except as set forth in Schedule 4.13(f), Atlantic is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other Contract relating to the Atlantic Intellectual Property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Atlantic.

      4.14 Employee Benefit Plans.

            (a) Schedule 4.14(a) lists all material (i) "employee benefit plans," within the meaning of Section 3(3) of ERISA, of Atlantic, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of Atlantic, in the case of a plan described in (i) or (ii) above, that is currently maintained by Atlantic or with respect to which Atlantic has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect (the "Atlantic Plans"). Atlantic has heretofore made available to Manhattan true and complete copies of the Atlantic Plans and any amendments thereto, any related trust, insurance contract, summary plan description, and, to the extent required under ERISA or the Code, the most recent annual report on Form 5500 and summaries of material modifications.

             (b) No Atlantic Plan is (1) a "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (2) a "multiple employer plan" within the meaning of Section 3(40) of ERISA or Section 413(c) of the Code, or
(3) is subject to Title IV of ERISA or Section 412 of the Code.

            (c) Except as set forth in Schedule 4.14(c), there is no proceeding pending or, to Atlantic's Knowledge, threatened against the assets of any Atlantic Plan or, with respect to any Atlantic Plan, against Atlantic other than proceedings that would not reasonably be expected to result in a material liability, and to Atlantic's Knowledge there is no proceeding pending or threatened in writing against any fiduciary of any Atlantic Plan other than proceedings that would not reasonably be expected to result in a material liability.

             (d) Each of the Atlantic Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

             (e) Each of the Atlantic Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination, notification, or opinion letter from the IRS.

            (f) Except as set forth in Schedule 4.14(f), no director, officer, or employee of Atlantic will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) under any Atlantic Plan solely as a result of consummation of the transactions contemplated by this Agreement.

      4.15  Employees.

            (a) Schedule 4.15 lists the following information for each employee and each director of Atlantic as of the date of this Agreement, including each employee on leave of absence or layoff status: (1) name; (2) job title; (3) current annual base salary or annualized wages; (4) bonus compensation earned during 2001; (5) vacation accrued and unused; (6) service credited for purposes of vesting and eligibility to participate under Manhattan Plans; and (7) the number of shares of Atlantic Common Stock beneficially owned by each such employee.

            (b) Except as otherwise set forth in Schedule 4.15, or as contemplated by this Agreement, to the Knowledge of Atlantic, neither any executive employee of Atlantic nor any group of Atlantic's employees has any plans to terminate his, her or its employment; (b) Atlantic has no material labor relations problem pending and its labor relations are satisfactory; (c) there are no workers' compensation claims pending against Atlantic nor is Atlantic aware of any facts that would give rise to such a claim; (d) to the Knowledge of Atlantic, no employee of Atlantic is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Atlantic; and (f) no employee or former employee of Atlantic has any claim with respect to any intellectual property rights of Atlantic set forth in Schedule 4.13 hereto.

      4.16 Affiliate Transactions. Except as set forth in Schedule 4.16 hereto, and other than pursuant to this Agreement, no officer, director or employee of Atlantic, any Atlantic Subsidiary or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "Atlantic Insiders"), has any agreement with Atlantic (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Atlantic (other than ownership of capital stock of Atlantic). Atlantic is not indebted to any Atlantic Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no Atlantic Insider is indebted to Atlantic) except for cash advances for ordinary business expenses). None of the insiders has any direct or indirect interest in any competitor, supplier or customer of Atlantic or in any person, firm or entity from whom or to whom Atlantic leases any property, or in any other person, firm or entity with whom Atlantic transacts business of any nature. For purposes of this Section 4.16, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents and children of such officer, director or employee.

      4.17 Compliance with Laws; Permits.

            (a) Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Atlantic, Atlantic, each Atlantic Subsidiary and their respective officers, directors, agents and employees have complied with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, and no claims have been filed against Atlantic, and Atlantic has not received any notice, alleging a violation of any such laws, regulations or other requirements. Atlantic is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Manhattan after it acquires Atlantic's properties, assets and business.

            (b) Each of Atlantic and the Atlantic Subsidiaries has, in full force and effect, all licenses, permits and certificates from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to permit it to conduct its business and own and operate its properties (collectively, the "Atlantic Permits"). A complete list of all the Permits is set forth in Schedule
4.17 hereto. Each of Atlantic and the Atlantic Subsidiaries has conducted its business in compliance with terms and conditions of the Atlantic Permits.

      4.18 Books and Records. The books of account, minute books, stock record books, and other records of Atlantic, all of which have been made available to Manhattan, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Atlantic. At the Closing, all of Atlantic's records will be in the possession of Atlantic.

      4.19 Real Property. Neither Atlantic nor any Atlantic Subsidiary owns any real property. Schedule 4.19 contains an accurate list of all leaseholds and other interests of Atlantic any each Atlantic Subsidiary in any real property. Atlantic and such Atlantic Subsidiaries have good and valid title to those leaseholds and other interests free and clear of all liens and encumbrances, and the real property to which those leasehold and other interests pertain constitutes the only real property used in Atlantic's business.

      4.20 Insurance. The insurance policies owned and maintained by Atlantic that are material to Atlantic are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that Atlantic is not currently required, but may in the future be required, to pay with respect to any period ending prior to the date of this Agreement), and Atlantic has received no notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

      4.21 Environmental Matters. None of the operations of Atlantic or any Atlantic Subsidiary involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

      4.22 Proprietary Information and Inventions. Each current Atlantic employee, consultant, and advisory board member is party to either a non-disclosure agreement in the form attached as Schedule 4.22 or an alternative employment agreement with Atlantic containing comparable non-disclosure provisions. To Atlantic's Knowledge, no current or former Atlantic employee, consultant or advisory board member who is party to a non-disclosure agreement has breached that non-disclosure agreement. To Atlantic's Knowledge, no current Atlantic employee, consultant or advisory board member who is party to an alternative employment agreement with Atlantic has breached the non-disclosure provisions of that agreement.

      4.23 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Atlantic Common Stock and Series A convertible preferred stock of Atlantic, voting together as one class, are entitled to cast is the only vote of the holders of any class or series of Atlantic capital stock necessary to approve the matters to be considered at the Atlantic Stockholders Meeting.

      4.24 Tax Free Reorganization. Neither Atlantic nor, to Atlantic's Knowledge, any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

      4.25 Full Disclosure. The representations and warranties of Atlantic and MPAC contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

There is no fact of which Atlantic or MPAC has Knowledge that has not been disclosed to Manhattan pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on Atlantic or MPAC, or materially adversely affect the ability of Atlantic or MPAC to consummate in a timely manner the transactions contemplated hereby.

                                    ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

      5.1 Conduct of Business by Atlantic. From the date of this Agreement to the Effective Date, unless Manhattan shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 5.1, Atlantic shall not, directly or indirectly, (a) amend its Certificate of Incorporation or Bylaws, except as set forth on Schedule 5.1, (b) split, combine or reclassify any outstanding shares of capital stock of Atlantic, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Atlantic, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Atlantic's entry into this Agreement for which consents, waivers or modifications are required to be obtained as set forth on Schedule 4.2, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Atlantic's past custom and practice (except that Atlantic may license its rights to the NCT technologies and transfer its shares of stock in CryoComm, Inc. to Persons wholly or partially owned by one or more Atlantic directors or officers in return for a 10% share of any royalty, milestone or other revenues generated by the NCT technologies and shares of CryoComm, Inc.),
(f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except as otherwise set forth in Schedule 5.1 hereto or in connection with the exercise or conversion of Atlantic securities outstanding on the date of this Agreement or payment of stock dividends on Atlantic's Series A convertible preferred stock in accordance with the terms of the certificate of designation of Atlantic's Series A convertible preferred stock, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof or (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return.

      5.2 Conduct of Business by Manhattan. From the date of this Agreement to the Effective Date, unless Atlantic shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 5.2, Manhattan shall not, directly or indirectly, (a) amend its Certificate of Incorporation or Bylaws,
(b) split, combine or reclassify any outstanding shares of capital stock of Manhattan, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Manhattan, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Manhattan's entry into this Agreement for which consents, waivers or modifications are required to be obtained as set forth on Schedule 3.2, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Manhattan's past custom and practice, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except as otherwise described on Schedule 5.2 hereto or in connection with exercise or conversion of Manhattan securities outstanding on the date of this Agreement, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof or (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return.

                                  ARTICLE VI
                     ADDITIONAL COVENANTS AND AGREEMENTS

      6.1 Governmental Filings. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

      6.2 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      6.3   Due Diligence; Access to Information; Confidentiality.

      (a) Between the date hereof and the date of filing the Proxy Statement with the SEC, Manhattan and Atlantic shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein. In light of the foregoing, each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), attorney's audit response letters, documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its officers and directors shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

      (b) Either Atlantic or Manhattan may, in its sole discretion, elect not to proceed with the Merger based upon its due diligence investigation performed pursuant to Section 6.3(a) above, if the results of such due diligence investigation, in Atlantic's or Manhattan's reasonable judgment, reveals any event, condition or occurrence (not previously disclosed in this Agreement or the schedules attached hereto) that would reasonably be expected to have a Material Adverse Effect on the other party, by providing such other party with written notice thereof on or before the date of the Proxy Statement.

      (c) Prior to Closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, neither Atlantic nor Manhattan nor any of their officers, employees, attorneys, accountants and other representatives shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

            (i) is known to the party receiving the information at the time of disclosure, unless any individual who knows the information is under an obligation to keep that information confidential;

            (ii) becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

            (iii) is received by the party receiving the information from a third party not under an obligation to keep that information confidential.

This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

      6.4   Proxy Statement.

            (a) In connection with the solicitation of proxies for the Atlantic Stockholder Meeting, the parties hereto shall cooperate in the preparation of an appropriate proxy statement (such proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement").

            (b) Manhattan shall furnish such information concerning Manhattan as is necessary in order to cause the Proxy Statement, insofar as it relates to Manhattan and Manhattan securities, to be prepared in accordance with Section 6.4(a). Manhattan shall also furnish to Atlantic, for purposes of its preparation of the Proxy Statement in accordance with Section 6.4(a), any required information regarding any Manhattan stockholders or Affiliates or any Manhattan nominees to Atlantic's board of directors. That information must be true and correct in all material respects and must not omit any material fact necessary to make that information not misleading. Manhattan agrees promptly to advise Atlantic if at any time prior to the Atlantic Stockholders Meeting any information provided by Manhattan in the Proxy Statement becomes incorrect or incomplete in any material respect, and to provide Atlantic the information needed to correct such inaccuracy or omission.

            (c) Atlantic shall use all reasonable efforts to promptly prepare and submit the Proxy Statement to the SEC. Atlantic shall use reasonable efforts to file the definitive Proxy Statement at the earliest practicable date. Atlantic agrees to provide Manhattan and its counsel with reasonable opportunity to review and comment on the Proxy Statement and any amendment thereto before filing with the SEC or any other governmental entity and agrees not to make such filing if Manhattan and its counsel reasonably object to the completeness or accuracy of any information contained therein. Manhattan authorizes Atlantic to utilize in the Proxy Statement the information under Section 6.4(a) provided to Atlantic for the purpose of inclusion in the Proxy Statement. Atlantic shall advise Manhattan promptly when the definitive Proxy Statement has been filed and shall furnish Manhattan with copies of all such documents.

            (d) At the time the Proxy Statement is mailed to the stockholders of Atlantic in order to obtain the Requisite Atlantic Stockholder Votes and at all times subsequent to such mailing until the Requisite Atlantic Stockholder Votes have been obtained, the Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to Atlantic and its stockholders, this Agreement, the Certificate of Merger, and all other transactions contemplated hereby, will (i) comply in all material respects with applicable provisions of the Exchange Act, including the rules and regulations promulgated thereunder, and (ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading, except that, in each case, no such representations shall apply to any written information, including financial statements, of or provided by Manhattan for such Proxy Statement.

            (e) Atlantic shall bear all printing and mailing costs in connection with the preparation and mailing of the Proxy Statement to Atlantic stockholders. Manhattan and Atlantic shall each bear their own legal and accounting expenses in connection with the Proxy Statement.

      6.5 Tax Treatment. None of Atlantic, MPAC or Manhattan, or the Surviving Company after the Effective Date, shall knowingly take any action which could reasonably be expected to disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

      6.6 Press Releases. Manhattan and Atlantic shall agree with each other as to the form and substance of any press release or public announcement related to this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

      6.7 Securities Reports. Atlantic agrees to provide to Manhattan copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Effective Date within two (2) days after the date such reports or other documents are filed with the SEC.

      6.8 Private Placement. Each of Manhattan and Atlantic shall take all necessary action on its part such that the issuance of the Merger Consideration to Manhattan stockholders constitutes a valid "private placement" under the Securities Act. Without limiting the generality of the foregoing, Manhattan shall (1) provide each Manhattan stockholder with a stockholder qualification questionnaire in the form reasonably acceptable to both Atlantic and Manhattan (a "Stockholder Questionnaire") and (2) use its best efforts to cause each Manhattan stockholder to attest that that stockholder either (A) is an "accredited investor" as defined in Regulation D of the Securities Act, (B) has such knowledge and experience in financial and business matters that the stockholder is capable of evaluating the merits and risks of receiving the Merger Consideration, or (C) has appointed an appropriate person reasonably acceptable to both Atlantic and Manhattan to act as the stockholder's purchaser representative in connection with evaluating the merits and risks of receiving the Merger Consideration.

      6.9 Stockholder Approvals. Atlantic shall call a meeting of its stockholders (the "Atlantic Stockholder Meeting") for the purpose of obtaining approval of (a) an increase in the number of authorized shares of Atlantic Common Stock so as to permit Atlantic to issue the Merger Consideration and (b) amendment of the certificate of designations of the Series A convertible preferred stock of Atlantic to provide for mandatory conversion immediately prior to the Effective Time of all outstanding shares of Series A convertible preferred stock of Atlantic (the "Atlantic Proposals"). Such meeting shall be held as soon as practicable following the date of this Agreement, but in no event later than February 7, 2003. The Board of Directors of Atlantic and Manhattan shall recommend approval of this Agreement and the Merger and use all reasonable efforts (including, without limitation, soliciting proxies for such approvals) to obtain approvals thereof from its stockholders; provided, however, either party's Board of Directors may fail to make such recommendation, and/or to seek to obtain the stockholder approval referred to in this sentence, or withdraw, modify or change any such recommendation, if such Board of Directors determines, in good faith, after consultation with counsel, that the making of such recommendation, the seeking to obtain such stockholder approval, or the failure to so withdraw, modify or change its recommendation, may constitute a breach of the fiduciary or legal obligations of such Board of Directors.

      6.10 Manhattan Stockholders' Meeting; Materials to Stockholders.

            (a) Manhattan shall, in accordance with Section 251 of the DGCL and its certificate of incorporation and by-laws, duly call, give notice of, convene and hold a special meeting of Manhattan Stockholders (the "Manhattan Stockholder Meeting") as promptly as practicable after the date hereof for the purpose of considering and taking action upon this Agreement and the Merger. In addition, Manhattan shall use its best efforts to obtain, prior to the Manhattan Stockholder Meeting, unanimous written consent of Manhattan stockholders approving this Agreement and the Merger.

            (b) Manhattan shall as promptly as practicable following the date of this Agreement prepare and mail to Manhattan stockholders all information as may required to comply with the DGCL, the Securities Act and the Exchange Act.

      6.11  No Solicitation.

            (a) Unless and until this Agreement shall have been terminated pursuant to Section 8.1, neither Atlantic nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided that Atlantic may engage in such discussion in response to an unsolicited proposal from an unrelated party if the Board of Directors of Atlantic determines, in good faith, after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of the Board of Directors of Atlantic. Atlantic will promptly advise Manhattan if it receives a proposal or inquiry with respect to the matters described above.

            (b) Unless and until this Agreement shall have been terminated pursuant to Section 8.1, neither Manhattan nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided that Manhattan may engage in such discussion in response to any unsolicited proposal from an unrelated party if the Board of Directors of Manhattan determines, in good faith, after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of the Board of Directors of Manhattan. Manhattan will promptly advise Atlantic if it receives a proposal or inquiry with respect to the matters described above.

      6.12 Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

      6.13 Tax Opinion. Manhattan and Atlantic shall make such representations, warranties and covenants as are reasonably requested by Maslon Edelman Borman & Brand, LLP in order for it to render the tax opinion contemplated by Section 7.1(c).

      6.14 Resignations and Election of Directors. Before the Effective Time, Atlantic shall deliver the voluntary resignations of each officer of Atlantic and each director of Atlantic not continuing to serve in that capacity following the Effective Time. Such resignations shall be effective upon the Effective Time. Immediately after the Effective Time, the remaining director(s) of Atlantic shall appoint the persons identified in Section 2.7 to serve as directors of Atlantic following the Effective Time.

      6.15 Rule 144 Reporting and Rule 144. With a view to making it possible for holders of shares of Atlantic Common Stock received in the Merger to sell those shares under Rule 144 promulgated under the Securities Act ("Rule 144"), Atlantic shall use commercially reasonable efforts to (1) make and keep available current public information, as defined in Rule 144, (2) timely file with the SEC all reports and other documents required to be filed by Atlantic under the Securities Act and the Exchange Act, and (3) comply with all rules and regulations of the SEC applicable in connection with the use of Rule 144 and take such other actions and furnish each holder of shares of Atlantic Common Stock received in the Merger with such other information as that holder reasonably requests in order to avail itself of Rule 144.

      6.16 Registration Rights.

            (a) Subject to reasonable and customary black-out periods in the case of certain public offerings by Atlantic as may be requested by the managing underwriter in connection with such offerings (but in no event more than one hundred eighty (180) days during any twelve month period), upon receipt of a written request of holders of at least fifty percent (50%) of the Atlantic Common Stock issued by Atlantic under this Agreement and unregistered through the date of such request (the "Registrable Securities"), Atlantic shall use its reasonable best efforts, at its own expense (excluding underwriting commissions and discounts) for one demand, to file within thirty (30) days from the date of such written notice, a registration statement with the SEC under the Securities Act registering the Registrable Securities for public resale (the "Demand Registration Statement") and shall use its best efforts to have such registration statement declared effective by the SEC; provided, however, that the registration rights granted under this Section shall not be assignable by the stockholders of Manhattan immediately prior to the Effective Time, except for transfers to family trusts or controlled Affiliates. Atlantic is not required to maintain the effectiveness of any Demand Registration Statement required to be filed in accordance with this paragraph (a) beyond the period ending on the earlier of the following dates: (i) the date one year after the effective date of the Demand Registration Statement; and (ii) the date on which all Registrable Securities covered by the Demand Registration Statement have been sold and the distribution thereby has been completed.

            (b) If at any time prior to the first anniversary of the Effective Date, Atlantic proposes to register under the Securities Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto or a registration statement covering only (1) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan, or (2) a dividend reinvestment plan) or qualify for a public distribution under Section 3(b) of the Securities Act, any of its equity securities or debt with equity features (other than in accordance with Section 6.16(a)), it will give written notice to all holders of the Registrable Securities of its intention to do so and, on the written request of the holders of at least fifty percent (50%) of the Registrable Securities received within twenty (20) after receipt of any such notice, Atlantic will use its best efforts to cause all of the Registrable Securities to be included in such registration statement proposed to be filed by Atlantic; provided, however, that nothing herein shall prevent Atlantic from, at any time, abandoning or delaying any registration. The right of the holders of the Registrable Securities to include the such securities in any such registration statement may be subject to approval by selling securityholders whose securities are being registered in the registration statement. If any registration pursuant to this Section 6.16(b) is underwritten in whole or in part, Atlantic may require that the Registrable Securities be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters and each holder of Registrable Securities shall execute any underwriting agreement, "lock-up" letters or other customary agreements or documents executed by Atlantic in connection with that underwritten offering. If, in the reasonable opinion of the managing underwriter of the proposed offering, the number of Registrable Securities offered for participation in the proposed offering cannot be accommodated without adversely affecting the proposed offering, then the amount of Registrable Securities proposed to be offered, as well as the number of securities of any other selling stockholders participating in the registration (other than holders of Registrable Securities being registered in accordance with Section 6.16(a)), shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

      6.17 Notification of Certain Matters. On or prior to the Effective Date, each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

                                   ARTICLE VII

                                   CONDITIONS

      7.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby are subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

            (a) No Prohibitive Change of Law. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

            (b) Federal Tax Opinion. Manhattan shall have received from Maslon Edelman Borman & Brand, LLP a tax opinion dated as of the Closing Date to the effect that for federal income tax purposes:

                  (i) The Merger will qualify as a reorganization under Section
            368(a) of the Code. Atlantic and Manhattan will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

                  (ii) No gain or loss will be recognized by stockholders of
            Manhattan upon the receipt of the Merger Consideration.

            (c) Stockholder Approvals. This Agreement and the Merger shall have been approved by the Requisite Manhattan Stockholder Vote and the Atlantic Proposals shall have been approved by the Requisite Atlantic Stockholder Votes.

            (d) Adverse Proceedings. There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Atlantic or MPAC of all or a material portion of the business or assets of Manhattan, or to compel Atlantic or MPAC or any of their respective subsidiaries or Manhattan to dispose of or to hold separately all or a material portion of the business or assets of Atlantic or any Atlantic Subsidiary or of Manhattan, as a result of the transactions contemplated hereby;
(iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto or contemplated hereby, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

            (e) Governmental Action. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any federal, state or other court, government or governmental authority or agency, that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 7.1(d).

            (f) Market Condition. There shall not have occurred any general suspension of trading on the New York Stock Exchange, the Nasdaq Stock Markets, or any suspension of trading in Atlantic Common Stock, or any general bank moratorium or closing or any war, national emergency or other event affecting the economy or securities trading markets generally that would make completion of the Merger impossible.

            (g) Conversion of Preferred Stock. Immediately prior to the Effective Time all shares of Series A convertible preferred stock of Atlantic shall have been converted into shares of Atlantic Common Stock, as contemplated by the applicable Atlantic Proposal.

            (h) Amendment of Employment Agreements. Atlantic shall have entered into amended employment agreements with Frederic P. Zotos, Nicholas J. Rossettos, A. Joseph Rudick, Michael Ferrari, and Sarah Laut, the terms of which shall be subject to the consent of

Manhattan, which shall not be unreasonably withheld. Such amended agreements shall provide that one-half of the deferred salary and accrued bonus payable to each such employee upon the termination of his or her employment by Atlantic without cause shall be paid at such time that Atlantic has received aggregate cash funds of $3 million from financings or other sources on or after the Effective Time; and the remaining one-half of the deferred salary and accrued bonus shall be paid at such time as Atlantic has received aggregate cash funds of $6 million from financings or other sources on or after the Effective Time.

            (i) Manhattan Available Capital. Manhattan shall have at least $500,000 in cash (or cash equivalents) available to the Surviving Company.

      7.2 Additional Conditions to Obligation of Atlantic and MPAC. The obligation of Atlantic and MPAC to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

            (a) Representations and Compliance. The representations of Manhattan contained in this Agreement were accurate as of the date of this Agreement and are accurate as of the Effective Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification). Manhattan shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

            (b) Officers' Certificate. Manhattan shall have furnished to Atlantic a certificate of the Chief Executive Officer and the Treasurer of Manhattan, dated as of the Effective Date, in which such officers shall certify that, to their best Knowledge, the conditions set forth in Section 7.2(a) have been fulfilled.

            (c) Secretary's Certificate. Manhattan shall have furnished to Atlantic (i) copies of the text of the resolutions by which the corporate action on the part of Manhattan necessary to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of Manhattan by its corporate secretary or one of its assistant corporate secretaries certifying to Atlantic that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (iii) an incumbency certificate dated as of the Effective Date executed on behalf of Manhattan by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Manhattan executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto by Manhattan, (iv) a copy of the Certificate of Incorporation of Manhattan, certified by the Secretary of State of Delaware, and a certificate from the Secretary of State of Delaware evidencing the good standing of Manhattan in such jurisdiction.

            (d) Consents and Approvals. Manhattan shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 3.2, in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Manhattan's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Manhattan or any license, franchise or permit of or affecting Manhattan.

            (e) Dissenters' Rights. Holders of no more than two (2) percent of the outstanding shares of Manhattan Common Stock shall have validly exercised, or remained entitled to exercise, their appraisal rights under Section 262 of the DGCL.

            (f) Fairness Opinion. Atlantic shall have received a written opinion addressed to it for inclusion in the Proxy Statement that the consideration to be received by it in the Merger is fair to the stockholders of Atlantic from a financial point of view, and that fairness opinion shall not have been revoked or withdrawn.

            (g) Merger Certificate. Manhattan shall have executed a copy of the Certificate of Merger. (h) Stockholder Questionnaire. Each of the Manhattan stockholders shall have executed and delivered to Atlantic a completed Stockholder Questionnaire that is accurate in all material respects.

      7.3 Additional Conditions to Obligation of Manhattan. The obligation of Manhattan to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

            (a) Representations And Compliance. The representations of Atlantic and MPAC contained in this Agreement were accurate as of the date of this Agreement and are accurate as of the Effective Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification). Atlantic and MPAC, respectively, shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Effective Date.

            (b) Officers' Certificate. Atlantic shall have furnished to Manhattan a certificate of the Chief Executive Officer and the Chief Financial Officer of Atlantic, dated as of the Effective Date, in which such officers shall certify that, to their best Knowledge, the conditions set forth in Section 7.3(a) have been fulfilled.

            (c) Secretary's Certificate. Atlantic shall have furnished to Manhattan (i) copies of the text of the resolutions by which the corporate action on the part of Atlantic necessary to approve this Agreement and the Certificate of Merger, the election of the directors of Atlantic to serve following the Effective Time and the transactions contemplated hereby and thereby were taken, which shall be accompanied by a certificate of the corporate secretary or assistant corporation secretary of Atlantic dated as of the Effective Date certifying to Manhattan that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (ii) an incumbency certificate dated as of the Effective Date executed on behalf of Atlantic by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Atlantic executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto, and (iii) a copy of the Certificate of Incorporation of Atlantic, certified by the Secretary of State of Delaware, and certificates from the Secretary of State of Delaware evidencing the good standing of Atlantic in such jurisdiction.

            (d) Consents and Approvals. Atlantic and MPAC shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 4.2, in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Atlantic's or MPAC's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Atlantic or any Atlantic Subsidiary or any license, franchise or permit of or affecting Atlantic or any Atlantic Subsidiary.

            (e) Resignations. Each of the officers and non-continuing directors of Atlantic immediately prior to the Effective Time shall deliver duly executed resignations from their positions with Atlantic effective immediately after the Effective Time.

            (f) Atlantic Warrant Exchange. All of Atlantic's currently outstanding warrants issued on or about December 3, 2001 to purchase an aggregate of 9,166,649 shares of Atlantic Common Stock at $0.29 per share shall have been exchanged for shares of Atlantic Common Stock on the basis of one (1) share of Atlantic Common Stock for every three (3) warrants surrendered for exchange.

                                 ARTICLE VIII
                      TERMINATION, AMENDMENT AND WAIVER

      8.1. Termination. This Agreement may be terminated prior to the Effective
Date:

            (a) by mutual consent of Manhattan and Atlantic, if the Board of Directors of each so determines by vote of a majority of the members of its entire board;

            (b) by Atlantic, if any representation of Manhattan set forth in this Agreement was inaccurate when made or becomes inaccurate such that the condition set forth in Section 7.2(a) could not be satisfied;

            (c) by Manhattan if any representation of Atlantic set forth in this Agreement was inaccurate when made or becomes inaccurate such that the condition set forth in Section 7.3(a) could not be satisfied;

            (d) by Atlantic if Manhattan fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the condition set forth in Section 7.2(a) could not be satisfied;

            (e) by Manhattan if Atlantic fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the condition set forth in Section 7.3(a) could not be satisfied;

            (f) by either Manhattan or Atlantic, if, following a vote by the stockholders of each company at the Atlantic Stockholder Meeting and the Manhattan Stockholder Meeting, the Merger and this Agreement are not duly approved by the stockholders of each of Manhattan or Atlantic;

            (g) by either Manhattan or Atlantic if the Effective Date is not on or before February 7, 2003, or such later date as Manhattan and Atlantic may mutually agree (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement); or

            (h) by either Atlantic or Manhattan pursuant to Section 6.3 above.

      Any party desiring to terminate this Agreement shall give prior written notice of such termination and the reasons therefor to the other party.

                                  ARTICLE IX
                              GENERAL PROVISIONS

      9.1 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by fax, by telecopier, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

         If to Manhattan:    Manhattan Pharmaceuticals, Inc.
                             787 Seventh Avenue, 48th Floor
                             New York, New York  10019
                             Facsimile: (212) 554-4355
                             Attn:  Joshua A. Kazam

         With copies to:     Maslon Edelman Borman & Brand, LLP
                             90 South Seventh Street, Suite 3300
                             Minneapolis, MN  55402
                             Facsimile:  (612) 642-8358
                             Attn: William M. Mower, Esq.

         If to Atlantic      Atlantic Technology Ventures, Inc.
         or MPAC:            350 Fifth Avenue, Suite 5507
                             New York, New York  10118
                             Facsimile: (212) 267-2159
                             Attn:  Frederic P. Zotos, President

         With copies to:     Kramer Levin Naftalis & Frankel LLP
                             919 Third Avenue
                             New York, NY  10022
                             Facsimile:  (212) 715-8000
                             Attn:  Ezra G. Levin, Esq.

      All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received, if delivered by registered or certified mail (postage prepaid and return receipt requested), when receipt acknowledged; if faxed or telecopied, on the day of transmission or, if that day is not a business day, on the next business day; and the next day delivery after being timely delivered to a recognized overnight delivery service.

      9.2 No Survival. The representations and warranties and obligations contained in this Agreement will terminate at the Effective Time or on termination of this Agreement in accordance with Section 8.1, except that the obligations contained in Article II and any other obligation contained in this Agreement requiring performance or compliance after the Effective Time (including without limitation Section 6.3(c)) will survive the Effective Time indefinitely.

      9.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

      9.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

      9.5 Amendment. This Agreement may not be amended or modified except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

      9.6 Waiver. At any time prior to the Effective Date, any party hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

      9.7 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; and (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

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

      9.8 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      9.9 Third Party Beneficiaries. Except as provided in the next following sentence, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto. The provisions of Section 6.16 are intended for the benefit of the stockholders of Manhattan and their respective assigns.

      9.10 Governing Law. This Agreement is governed by the internal laws of the State of New York, except to the extent the mandatory law of the State of Delaware applies.

      9.11 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.1. Nothing in this Section 9.11, however, affects the right of any party to serve legal process in any other manner permitted by law.

     [Remainder of Page Left Intentionally Blank - Signature Page to Follow]



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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective officers.



                                 MANHATTAN PHARMACEUTICALS, INC.


                                 By: /s/ John Knox
                                    ------------------------------------
                                 Name:  John Knox
                                 Title: Treasurer


                                 ATLANTIC TECHNOLOGY VENTURES, INC.


                                 By: /s/ Frederick P. Zotos
                                    ------------------------------------
                                 Name:  Frederick P. Zotos
                                 Title: President and Chief Executive
                                        Officer


                                 MANHATTAN PHARMACEUTICALS ACQUISITION CORP.


                                 By: /s/ Frederick P. Zotos
                                    ------------------------------------
                                 Name:  Frederick P. Zotos
                                 Title: President and Chief Executive
                                        Officer



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